SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1) On February 21, 2019, the Registrant amended a material definitive agreement not made in the ordinary course of its business, originally entered into on September 5, 2017, as disclosed on Form 8-K on September 6, 2017. The Parties to the agreement are the Registrant and Berkshire Capital Management Co., Inc., a corporation formed and operating under the laws of the State of Delaware (“Berkshire”). A material relationship exists between the Registrant and Berkshire, since Mr. Joseph Fiore, an officer and director of Berkshire, is a significant shareholder in the Registrant.

(a)(2) Pursuant to a Revolving Credit Loan Agreement and a Revolving Credit Master Note (“Agreement”) between the Registrant and Berkshire, Berkshire agreed to establish a revolving credit facility in favor of the Registrant in the maximum amount of five hundred thousand dollars ($500,000.00), with interest on amounts due calculated at 6% per annum. A first amendment to the Agreement was entered into on November 27, 2017, providing for an additional five hundred thousand dollars ($500,000.00). The Agreement was amended a second time to extend the repayment date to February 19, 2018. On February 21, 2019, the Parties amended the Agreement extending the date to repay the outstanding principal and interest to July 1, 2019. As security for funds lent to the Registrant, the Registrant agreed to a security agreement providing Berkshire with a first lien on the Registrant’s assets, and those of the Registrant’s wholly owned subsidiary, SPYR APPS, LLC.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Title	Filed Herewith
10.1	Third Amendment to Revolving Credit Loan Agreement	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date March 6, 2019

By:/s/ James R. Thompson

Principal Executive Officer

President

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